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                                   AMENDMENTS,
                            DATED SEPTEMBER 25, 1996,
                                       TO
                         INVESTMENT MANAGEMENT CONTRACT
                           BETWEEN RYDEX SERIES TRUST
                            AND PADCO ADVISORS, INC.,
                               DATED MAY 14, 1993,
                            AND AS PREVIOUSLY AMENDED
                                NOVEMBER 2, 1993,
                             DECEMBER 13, 1994, AND
                                  MARCH 8, 1996

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                                  AMENDMENTS TO

                         INVESTMENT MANAGEMENT CONTRACT

                                     BETWEEN

                               RYDEX SERIES TRUST

                                       AND

                              PADCO ADVISORS, INC.

         AMENDMENT TO INCLUDE THE RYDEX HIGH YIELD FUND UNDER THE MANAGEMENT CONTRACT AND TO SET THE MANAGER'S COMPENSATION THEREUNDER. The following amendment is made to Section 4 of the Investment Management Contract between Rydex Series Trust (the "Trust") and PADCO Advisors, Inc. (the "Manager"), dated September 25, 1996, and as amended on November 2, 1993, and as further amended on December 13, 1994, and as further amended on March 8, 1996 (the "Contract"), and is hereby incorporated into and made a part of the Contract:

             Section 4 of the Contract is amended, effective September 25, 1996, to read as follows:

             "As compensation for the services to be rendered and charges and expenses to be assumed and paid by the Manager as provided in Section 2, the Funds shall pay the Manager an annual fee based on the average daily net value of the respective Funds in accordance with the following schedule:

             The Nova Fund                   0.75% (75/100's of one percent)

             The Rydex U.S. Government
              Money Market Fund              0.50% (50/100's of one percent)

             The Rydex Precious Metals Fund  0.75% (75/100's of one percent)

             The Ursa Fund                   0.90% (90/100's of one percent)

             The Rydex U.S. Government
              Bond Fund                      0.50% (50/100's of one percent)

             The Rydex OTC Fund              0.75% (75/100's of one percent)

             The Juno Fund                   0.90% (90/100's of one percent)

             The Rydex Institutional
              Money Market Fund              0.55% (55/100's of one percent)

             The Rydex High Yield Fund       0.75% (75/100's of one percent)

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         The fee will be paid monthly not later than the fifth (5th) business day of the month following the month for which services have been provided. In the event of termination of this Contract, the fee shall be computed on the basis of the period ending on the last business day on which this Contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, and such fee shall be payable on the date of termination of this Contract with respect to each such Fund. For purposes of calculating the Manager's fee, the value of the net assets of each respective Fund shall be determined in the same manner as such Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in such Fund's current Prospectus and Statement of Additional Information."

         AMENDMENT TO GRANT AUTHORITY TO THE MANAGER TO ENGAGE SUB-ADVISERS FOR THE RYDEX HIGH YIELD FUND AND ANY SERIES OF THE TRUST THAT MAY BE CREATED IN THE FUTURE. The following amendments are made to the Contract and are hereby incorporated into and made a part of the Contract:

         Sections 9 through 12 of the Contract are redesignated 10 through 13, respectively.

         A new Section 9 is added to the Contract as follows:

                  "9. In providing the services and assuming the obligations set forth herein, in connection with The Rydex High Yield Fund, or any other Fund that the Trust may create in the future, the Manager may, at its expense, employ one or more sub-advisers, or may enter into such service agreements as the Manager deems appropriate in connection with the performance of the Manager=s duties and obligations hereunder. Reference herein to the duties and responsibilities of the Manager shall include any sub-adviser employed by the Manager to the extent that the Manager shall delegate such duties and responsibilities to such sub-adviser. Any agreement between the Manager and a sub-adviser shall be subject to the approval of the Trust's Board of Trustees and the shareholders of any Fund affected thereby, as required by the Investment company Act of 1940, as amended, and any such sub-adviser shall at all times be subject to the direction of the Board of Trustees of the Trust or any officers of the Trust acting pursuant to the oversight by the Board of Trustees of any such sub-adviser in order to assure continuing quality of performance by said sub-adviser."

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         In witness whereof, the parties hereto have caused these Amendments to be executed in their names and on their behalf and through their duly-authorized officers as of the 25th day of September, 1996.

                                            RYDEX SERIES TRUST


                                            /S/ Albert P. Viragh, Jr.
                                            --------------------------
                                            By:      Albert P. Viragh, Jr.
                                            Title:   President


                                            PADCO ADVISORS, INC.


                                            /S/ Albert P. Viragh, Jr.
                                            --------------------------
                                            By:      Albert P. Viragh, Jr.
                                            Title:   President